Second Quarter 2019 Financial Highlights July 17, 2019

Profits • Net Income $969 million, (8)% y/y • Diluted EPS $1.01, (2)% y/y Returns • ROE: X.X% 2Q19 Financial Results • ROTCE: XX.X% • Returns XYZ to shareholders Profits Returns Balance Sheet (a) • ROE: 10.4% • Net income: $969 million (b) • CET1: 11.2% Balance Sheet • ROTCE: 21.2% • Diluted EPS: $1.01 • CET1: 1X.X% • Returned $1.0 billion to shareholders • SLR: 6.3% • SLR: X.X% • LCR: XXX% Pre-tax Income Total Revenue ($ millions) ($ millions) (8)% 1,394 3,107 • Lower revenues mainly due to net 1,285 interest income and investment 1,193 Investment 2,950 (3)% management fees Services 3,002 • Ongoing cost discipline while investing in future growth 34% 33% 31% • Solid operating margin 1,018 • Attractive capital returns Investment 939 (10)% Management ◦ Up to $3.94 billion in share repurchases authorized through 917 2Q20, +20% ◦ Increased dividend per share in 2Q18 1Q19 2Q19 2Q18 1Q19 2Q19 3Q19 to $0.31, +11% Pretax operating margin Note: See page 14 for corresponding footnotes in Appendix. 22 SecondFirst Quarter Quarter 2019 2019 – Financial – Financial Highlights Highlights

Differentiation, scale and investment for future success Strong position with market headwinds • Drive improved organizational quality and + Unique global franchise and business model efficiency World’s largest asset servicer and + custodian • Investing in technology and product Stable pretax margin and strong risk development + adjusted returns Attractive capital returns to + shareholders • Manage the company prudently - Interest rate environment • Leverage full franchise to serve clients - Macroeconomic and geopolitical uncertainty • Focus on sustainable growth over long term - Muted client activity 33 SecondFirst Quarter Quarter 2019 2019 – Financial – Financial Highlights Highlights

2Q19 Financial Highlights Growth vs. ($ millions) 2Q19 1Q19 2Q18 Total revenue $3,924 1% (5)% Fee revenue 3,105 2 (3) Net interest revenue 802 (5) (12) Provision for credit losses (8) N/M N/M Noninterest expense 2,647 (2) (4) Income before income taxes $1,285 8% (8)% Net income applicable to common shareholders $969 6% (8)% Earnings per common share $1.01 7% (2)% Operating leverage (a) +257 bps (153) bps Pre-tax operating margin 33% +219 bps (93) bps Net interest margin 1.12% (8) bps (14) bps Note: See page 14 for corresponding footnotes in Appendix. N/M - not meaningful; bps - basis points 44 SecondFirst Quarter Quarter 2019 2019 – Financial – Financial Highlights Highlights

Capital and Liquidity 2Q19 1Q19 2Q18 Consolidated regulatory capital ratios: (a) Common Equity Tier 1 (“CET1”) ratio 11.2% 11.1% 11.0% Tier 1 capital ratio 13.3 13.2 13.1 Total capital ratio 14.0 14.0 13.8 Tier 1 leverage ratio 6.8 6.8 6.7 Supplementary leverage ratio (“SLR”) 6.3 6.3 6.1 Average liquidity coverage ratio (“LCR”) 117% 118% 118% Return on common equity (b) 10.4% 10.0% 11.2% Return on tangible common equity – (non-GAAP) (c) 21.2% 20.7% 23.5% Book value per common share (d) $40.30 $39.36 $37.97 Tangible book value per common share – (non-GAAP) (d) $20.45 $19.74 $19.00 Cash dividends per common share $0.28 $0.28 $0.24 Common shares outstanding (thousands) 942,662 957,517 999,945 Note: See page 14 for corresponding footnotes in Appendix. 55 SecondFirst Quarter Quarter 2019 2019 – Financial – Financial Highlights Highlights

Net Interest Revenue Net Interest Revenue and Net Interest Margin Performance Commentary ($ millions) quarter-over-quarter (12)% (5)% • Higher deposit balances 916 ◦ Interest-bearing inflows partially offset by noninterest- 841 802 bearing outflows 1.26% 1.20% • High quality and liquid securities portfolio 1.12% • NIM impacted by higher deposit rates and yield curve environment 2Q18 1Q19 2Q19 NIM Average Deposits Average Interest-Earnings Assets ($ billions) ($ billions) 1% (2)% 3% 2% 292 282 287 218 214 221 57 51 50 65 55 53 122 124 124 160 168 153 2.75% 2.74% 0.99% 1.04% 2.14% 113 113 0.45% 106 2Q18 1Q19 2Q19 2Q18 1Q19 2Q19 Interest-bearing Interest-bearing deposits Noninterest-bearing Total interest-earning assets Cash/Reverse Repo Securities Loans deposits average rate deposits average rate 66 SecondFirst Quarter Quarter 2019 2019 – Financial – Financial Highlights Highlights

Net Interest Revenue (continued) ($ millions) Yield Curve 4/17/19 7/12/19 3.0% Performance Commentary 2.5% quarter-over-quarter Drivers of Sequential NIR Change 2.0% • Net interest revenue down primarily on lower securities 1.5% 1M 3M 12M 2Y 5Y 10Y yields, higher deposit and funding costs, lower loans and 841841 USD LIBOR US Treasury the impact of hedging activities (9) 21 • Since 1Q, short end rates have declined 5-20 bps and long end by 30-40 bps (20) 802 (16) (15) • Taking strategic and tactical actions on net interest revenue although interest rate curve limits opportunities 1Q19 NIR • Average NIB deposit • Interest-bearing • Securities • Average interest- • Lower loan 2Q19 NIR balances down by deposit rates up portfolio yield bearing deposit balances ~$2 billion by 5 bps down by 5 bps balances up by • Negative impact ~$8 billion from hedging • Higher reverse (offset in FX and repos other trading) • Day count benefit 77 SecondFirst Quarter Quarter 2019 2019 – Financial – Financial Highlights Highlights U.S. Treasury Yields 3/29/19 6/28/19 7/13/19 1-year 2.40% 1.92% 2.00% 5-year 2.23 1.76 1.88 10-year 2.41 2 2.07 30-year 2.81 2.52 2.54 (802)

Noninterest Expense Growth vs. Performance Commentary ($ millions) 2Q19 1Q19 2Q18 year-over-year Staff $1,421 (7)% (5)% • Noninterest expense, down 4% with over 1% of the Professional, legal and other purchased decrease driven by the favorable impact of a stronger U.S. 337 4 3 services dollar; remaining decrease primarily reflects lower staff Software and equipment 304 7 14 expense and decreases in most other expense categories, partially offset by continued investments in technology Net occupancy 138 1 (12) Sub-custodian and clearing 115 10 5 • Technology expenses are included in staff, professional, Distribution and servicing 94 3 (11) legal and other purchased services and software and Business development 56 24 (10) equipment expenses Bank assessment charges 31 — (34) Amortization of intangible assets 30 3 (38) Other 121 (6) (10) Total noninterest expense $2,647 (2)% (4)% 88 SecondFirst Quarter Quarter 2019 2019 – Financial – Financial Highlights Highlights

Investment Services

Financial Highlights ($ millions)	2Q19	Growth vs. 1Q19	Growth vs. 2Q18
Total revenue by line of business:			
Asset Servicing	$1,391	(1)%	(8)%
Pershing	564	2	1
Issuer Services	446	13	3
Treasury Services	317	—	(4)
Clearance and Collateral Management	284	3	6
Total revenue by line of business	**3,002**	**2**	**(3)**
Provision for credit losses	(4)	N/M	N/M
Noninterest expense	1,954	(1)	(1)
Income before taxes	**$1,052**	**8%**	**(8)%**
Pre-tax operating margin	35%	206 bps	(163) bps

Key Metrics ($ millions unless otherwise noted)	2Q19	Growth vs. 1Q19	Growth vs. 2Q18
Foreign exchange and other trading revenue	$153	(3)%	(11)%
Securities lending revenue	40	(9)	(27)
Average loans	32,287	(3)	(15)
Average deposits	201,146	3	(1)
AUC/A at period end (tr) [a]	35.5	3	6
Market value of securities on loan at period end (bn) [b]	$369	(2)%	(15)%
Pershing			
Average active clearing accounts (U.S. platform) (thousands)	6,254	1	3
Clearance and Collateral Management			
Average tri-party collateral mgmt. balances (tr)	$3.4	4%	21%

Performance Commentary
year-over-year

- Asset Servicing, down 8% on lower net interest revenue, lower foreign exchange and securities lending revenue, lower client activity and the unfavorable impact of a stronger U.S. dollar
- Pershing, up 1% on higher client assets and volumes, partially offset by lower net interest revenue
- Issuer Services, up 3% on higher fees in Depositary Receipts and Corporate Trust, partially offset by lower net interest revenue in Corporate Trust
- Treasury Services, down 4% on lower net interest revenue
- Clearance and Collateral Management, up 6% on growth in clearance volumes and collateral management, partially offset by lower net interest revenue
- AUC/A of $35.5 trillion, up 6% primarily reflecting higher market values and net new business, partially offset by the unfavorable impact of a stronger U.S. dollar

Note: See page 14 for corresponding footnotes in Appendix. *N/M - not meaningful; bps - basis points*

9 *Second Quarter 2019 – Financial Highlights*

BNY MELLON

Investment Services - Revenue Drivers

($ millions)


(8)%
1,520
1,391
2Q18
2Q19


1%
558
564
2Q18
2Q19


3%
431
446
2Q18
2Q19


(4)%
329
317
2Q18
2Q19


6%
269
284
2Q18
2Q19

Asset Servicing

+ AUC/A
- Deposit balances / pricing
- FX volumes and volatility
- Lower securities lending equity spreads and government balances

Pershing

+ Transaction volumes
+ Clearing accounts
+ Long-term mutual fund assets
- Margin loans

Issuer Services

+ Depositary receipts transaction volumes and timing
+ Corporate Trust new business
- Lower NIR in Corporate Trust

Treasury Services

+ Interest-bearing deposit balances
+ Payment volumes
- Noninterest-bearing deposits
- Deposit pricing

Clearance and Collateral

+ Clients fully on-boarded as of 4Q18
+ Average tri-party balances
+ U.S. government securities clearance volumes
- Loan volumes

10 Second Quarter 2019 – Financial Highlights

BNY MELLON

Investment Management

Financial Highlights ($ millions)	2Q19	Growth vs. 1Q19	Growth vs. 2Q18
Total revenue by line of business:			
Asset Management	$618	(3)%	(12)%
Wealth Management	299	(1)	(5)
Total revenue by line of business	**917**	**(2)**	**(10)**
Provision for credit losses	(2)	N/M	N/M
Noninterest expense	654	(2)	(6)
Income before taxes	**$265**	**(1)%**	**(17)%**
Pre-tax operating margin	29%	40 bps	(226) bps
Pre-tax operating margin – (non-GAAP) [a]	32%	65 bps	(245) bps

Key Metrics ($ millions unless otherwise noted)	2Q19	Growth vs. 1Q19	Growth vs. 2Q18
Average loans	$16,322	—%	(4)%
Average deposits	14,615	(8)	3
Wealth Management client assets (bn) [b]	257	2%	1%

Changes in AUM (bn): [c]	2Q19	1Q19	2Q18
Beginning balance of AUM	**$1,841**	**$1,722**	**$1,868**
Net inflows (outflows):			
Equity	(2)	(4)	(3)
Fixed income	(4)	3	(4)
Liability-driven investments	1	5	2
Multi-asset and alternative investments	1	(4)	(3)
Index	(22)	(2)	(7)
Cash	2	2	(11)
Total net (outflows) inflows	(24)	—	(26)
Net market impact	42	103	17
Net currency impact	(16)	16	(53)
Divestiture/Other	—	—	(1)
Ending balance of AUM	**$1,843**	**$1,841**	**$1,805**

Note: See page 14 for corresponding footnotes in Appendix. *N/M - not meaningful; bps - basis points*

Performance Commentary

year-over-year

- Asset Management, down 12% primarily reflecting the change in AUM which was impacted by the cumulative outflows since 2Q18, partially offset by higher market values. Also reflects the unfavorable impact of U.S. dollar and the impact of divestitures and hedging activities
- Wealth Management, down 5% on lower net interest revenue, partially offset by higher market values
- Noninterest expense, down 6% primarily reflecting lower staff expense, the favorable impact of a stronger U.S. dollar and lower distribution and servicing expense
- AUM of $1.8 trillion, up 2% on higher market values, partially offset by the unfavorable impact of a stronger U.S. dollar and net outflows

11 *Second Quarter 2019 – Financial Highlights*

BNY MELLON

Other Segment Performance Commentary ($ millions) 2Q19 1Q19 2Q18 year-over-year Fee revenue $34 $29 $40 • Fee revenue, net securities gains and net interest Net securities gains 7 1 1 expense are primarily related to corporate treasury and Total fee and other revenue 41 30 41 other investment activity, including hedging activity Net interest (expense) (40) (30) (35) which offsets between fee revenue and net interest Total revenue 1 — 6 expense Provision for credit losses (2) (2) (6) Noninterest expense 39 61 81 • Noninterest expense decreased reflecting lower staff (Loss) before taxes $(36) $(59) $(69) expense and the expenses associated with relocating our corporate headquarters, of which $12 million was recorded in 2Q18 1212 SecondFirst Quarter Quarter 2019 2019 – Financial – Financial Highlights Highlights

Appendix

Footnotes 2Q19 Financial Results - Page 2 (a) Reflects net income applicable to common shareholders. (b) Quarterly returns are annualized. See the Appendix for reconciliation of this non-GAAP measure. Financial Highlights - Page 4 (a) Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense. Capital and Liquidity, Page 5 (a) Regulatory capital ratios for June 30, 2019 are preliminary. For our CET1, Tier 1 capital and Total capital ratios, our effective capital ratios under the U.S. capital rules are the lower of the ratios as calculated under the Standardized and Advanced Approaches, which for the periods included was the Advanced Approaches. (b) Quarterly results are annualized. (c) Quarterly returns are annualized. See the Appendix for reconciliation of this non-GAAP measure. (d) Non-GAAP information, for all periods presented, excludes goodwill and intangible assets, net of deferred tax liabilities. See the Appendix for reconciliation of this non-GAAP measure. Investment Services, Page 9 (a) Current period is preliminary. Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.4 trillion at June 30, 2019, $1.3 trillion at March 31, 2019 and $1.4 trillion at June 30, 2018. (b) Represents the total amount of securities on loan in our agency securities lending program managed by the Investment Services business. Excludes securities for which BNY Mellon acts as agent on behalf of CIBC Mellon clients, which totaled $64 billion at June 30, 2019, $62 billion at March 31, 2019 and $70 billion at June 30, 2018. Investment Management, Page 11 (a) Net of distribution and servicing expense. See the Appendix for reconciliation of this non-GAAP measure. (b) Current period is preliminary. Includes AUM and AUC/A in the Wealth Management business. (c) Current period is preliminary. Excludes securities lending cash management assets and assets managed in the Investment Services business. 1414 SecondFirst Quarter Quarter 2019 2019 – Financial – Financial Highlights Highlights

Return on Common Equity and Tangible Common Equity Reconciliation

($ millions)	2Q19	1Q19	2Q18
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$969	$910	$1,055
Add: Amortization of intangible assets	30	29	48
Less: Tax impact of amortization of intangible assets	7	7	11
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation, excluding amortization of intangible assets – non-GAAP	$992	$932	$1,092
Average common shareholders' equity	$37,487	$37,086	$37,750
Less: Average goodwill	17,343	17,376	17,505
Average intangible assets	3,178	3,209	3,341
Add: Deferred tax liability – tax deductible goodwill	1,094	1,083	1,054
Deferred tax liability – intangible assets	687	690	709
Average tangible common shareholders' equity – non-GAAP	$18,747	$18,274	$18,667
Return on common equity *(annualized)* – GAAP	10.4%	10.0%	11.2%
Return on tangible common equity *(annualized)* – non-GAAP	21.2%	20.7%	23.5%

Book Value and Tangible Book Value Per Share Reconciliation

($ millions, except common shares)	June 30, 2019	March 31, 2019	June 30, 2018
BNY Mellon shareholders' equity at period end – GAAP	$41,533	$41,225	$41,505
Less: Preferred stock	3,542	3,542	3,542
BNY Mellon common shareholders' equity at period end – GAAP	37,991	37,683	37,963
Less: Goodwill	17,337	17,367	17,418
Intangible assets	3,160	3,193	3,308
Add: Deferred tax liability – tax deductible goodwill	1,094	1,083	1,054
Deferred tax liability – intangible assets	687	690	709
BNY Mellon tangible common shareholders' equity at period end – non-GAAP	$19,275	$18,896	$19,000
Period-end common shares outstanding (thousands)	942,662	957,517	999,945
Book value per common share – GAAP	$40.30	$39.36	$37.97
Tangible book value per common share – non-GAAP	$20.45	$19.74	$19.00

15 Second Quarter 2019 – Financial Highlights

BNY MELLON

Pre-tax Operating Margin Reconciliation - Investment Management Business 2Q19 1Q19 2Q18 ($ millions) Income before income taxes – GAAP $265 $269 $319 Total revenue – GAAP $917 $939 $1,018 Less: Distribution and servicing expense 94 91 103 Adjusted total revenue, net of distribution and servicing expense – non-GAAP $823 $848 $915 Pre-tax operating margin – GAAP (a) 29% 29% 31% Pre-tax operating margin, net of distribution and servicing expense – non-GAAP (a) 32% 32% 35% (a) Income before income taxes divided by total revenue. 1616 SecondFirst Quarter Quarter 2019 2019 – Financial – Financial Highlights Highlights (a) Other charges include severance, litigation, an asset impairment and investment securities losses related to the sale of certain securities.

Cautionary Statement A number of statements in our presentations, the accompanying slides and the responses to your questions are “forward-looking statements.” Words such as “estimate,” “forecast,” “project,” “anticipate,” “likely,” “target,” “expect,” “intend,” “continue,” “seek,” “believe,” “plan,” “goal,” “could,” “should,” “would,” “may,” “might,” “will,” “strategy,”  “synergies,” “opportunities,” “trends,” “future” and words of similar meaning signify forward-looking statements. These statements relate to, among other things, The Bank of New York Mellon Corporation’s (the “Corporation”) expectations regarding: capital plans, strategic priorities, financial goals, organic growth, organizational quality and efficiency, investments, including in technology and product development, capabilities, revenue, expenses, cost discipline, sustainable growth, company management, deposits, interest rates and yield curves, securities portfolio, taxes, business opportunities, preliminary business metrics and regulatory capital ratios; and statements regarding the Corporation's aspirations, as well as the Corporation’s overall plans, strategies, goals, objectives, expectations, outlooks, estimates, intentions, targets, opportunities and initiatives. These forward- looking statements are based on assumptions that involve risks and uncertainties and that are subject to change based on various important factors (some of which are beyond the Corporation’s control). Actual outcomes may differ materially from those expressed or implied as a result of the factors described under “Forward Looking Statements” and “Risk Factors” in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2018 (the “2018 Annual Report”) and in other filings of the Corporation with the Securities and Exchange Commission (the “SEC”).  Preliminary business metrics and regulatory capital ratios are subject to change, possibly materially, as the Corporation completes its Quarterly Report on Form 10-Q for the second quarter of 2019. All forward-looking statements speak only as of July 17, 2019, and the Corporation undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events. For additional information regarding the Corporation, please refer to the Corporation's SEC filings available at www.bnymellon.com/investorrelations. Non-GAAP Measures: In this presentation we discuss some non-GAAP measures in detailing the Corporation’s performance, which exclude certain items or otherwise include components that differ from GAAP. We believe these measures are useful to the investment community in analyzing the financial results and trends of ongoing operations. We believe they facilitate comparisons with prior periods and reflect the principal basis on which our management monitors financial performance. Additional disclosures relating to non-GAAP measures are contained in the Corporation’s reports filed with the SEC, including the 2018 Annual Report, and are available at www.bnymellon.com/ investorrelations. 1717 SecondFirst Quarter Quarter 2019 2019 – Financial – Financial Highlights Highlights